Fourth Quarter and Year-End 2022 Investor Briefing Fourth Quarter and Year-End 2022 Investor Briefing April 5, 2023

Fourth Quarter and Year-End 2022 Investor Briefing Notice to Recipients Risk Factors and Forward Looking Statements Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward- looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION ” and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 27, 2023. This electronic presentation is provided as of April 5, 2023. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Fourth Quarter and Year-End 2022 Investor Briefing ‣ Executive Overview ‣ Vogtle 3 & 4 Update ‣ Overview of 2022 ‣ Review of Operations Update ‣ Review of 2022 Financial Results and Condition Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3 David Sorrick Executive Vice President and Chief Operating Officer

Fourth Quarter and Year-End 2022 Investor Briefing • Largest electric cooperative in the United States by assets, among other measures. • Generating assets for summer 2023 total approximately 8,480 MW, including: — 733 MW of Member-owned generation managed by us. — 330 MW of Vogtle 3, expected to be completed by June 2023. • Members purchase 1,313 MW of renewables through Green Power EMC and 3rd parties, growing to over 2,100 MW by summer 2025. • Members purchase 570 MW of federal hydropower of which 515 MW is scheduled for Members by Oglethorpe. • Vogtle 4 projected to be completed in March 2024. Senior Secured/ Outlook/ Short-Term Moody’s: Baa1/Stable/ P-2 S&P: BBB+/Negative/A-2 Fitch: BBB/Stable/F2 • 2022 revenues over $2.1 billion. • Total assets over $16 billion. • SEC filing company. • Member-owned not-for-profit Georgia electric membership corporation. • Wholesale electric provider to 38 Member distribution co-ops in Georgia. • Take or pay, joint and several Wholesale Power Contracts with Members through December 2050. — Allows for recovery of all costs, including debt service. • Members’ peak load: — 2022 Winter and All-Time Record Peak: 10,810 MW (December) — 2022 Summer: 10,018 MW (June) Overview of Oglethorpe Power Corporation Business Power Supply Resources Ratings Financial 4

Key Events 2022 Through Early 2023

Q1 2022

- Vogtle 3&4 Project Budget/Schedule Change Triggering:
  - Tender Option Timetable
  - Co-Owner Vote to Proceed

Q2 2022

- Issued $500 million Series 2022A First Mortgage Bonds at 4.50%
- $168 million DOE advance for Vogtle 3&4 at 3.996%
- Exercised Freeze Option under Vogtle 3&4 Joint Ownership Agreements
- June 2022 Heat Wave: New All-Time Peak Load Set at 10,018 MW

Q3 2022

- Early Redemption of $31 million of Pollution Control Bonds

Q4 2022

- $357.7 million DOE advance for Vogtle 3&4 at 4.011%
- Completed Acquisition of 2 units (~310 MW) at Washington County Power
- Vogtle Unit 3 Fuel Load
- "Winter Storm Elliott": New All-Time Peak Load Set at 10,810 MW

2023 YTD

- Achieved Initial Criticality and Grid Synchronization at Vogtle Unit 3 and began Hot Functional test at Vogtle Unit 4

Legend: Vogtle 3&4 Project Events | Debt Issuances and Early Redemptions of Debt | Operations

Fourth Quarter and Year-End 2022 Investor Briefing

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Fourth Quarter and Year-End 2022 Investor Briefing Vogtle 3&4 – Construction Overview 6 ‣ Oglethorpe is a 30% co-owner of the two new nuclear units under construction at Plant Vogtle. ‣ When these two units are complete, Plant Vogtle will be the largest producer of emission-free energy in the country. • Achieved initial criticality on March 6th and successfully synchronized to the grid on April 1st. • Currently completing power ascension testing. • Projected commercial operation date June 2023. • Started hot functional testing on March 20th with expected completion in June. • Next major milestone is Fuel Load which is scheduled to begin in Q3 2023. • Projected commercial operation date March 2024. U ni t 3 U ni t 4

Fourth Quarter and Year-End 2022 Investor Briefing 7 Vogtle 3&4 – Construction Overview

Fourth Quarter and Year-End 2022 Investor Briefing Vogtle 3&4 – Freeze Option 8 ‣ On June 17, 2022 we notified Georgia Power of our election to exercise the tender option and cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. (The City of Dalton exercised its tender option on July 26, 2022.) ‣ Based on the current project budget, our schedule assumptions, and our interpretation of the Global Amendments, we expect to transfer approximately 55 MW out of 660 MW to Georgia Power. ‣ Our resulting ownership share will decline from 30% to approximately 27.5%. ‣ We estimate that we will avoid incurring approximately $530 million in construction costs and $20 million in interest during construction and other costs associated with the project. ‣ If the total project costs exceed our current budget, our ownership share and MW would be further reduced. ‣ We and MEAG each filed lawsuits against Georgia Power to enforce the terms of the Global Amendments. MEAG settled its claims in September 2022. Oglethorpe’s lawsuit is pending in the Superior Court of Fulton County (Business Case Division). The City of Dalton intervened in Oglethorpe’s case and echoed Oglethorpe’s claims against Georgia Power. • Georgia Power’s answer to Oglethorpe’s lawsuit included a counterclaim asserting Georgia Power’s view of the Global Amendments.

Fourth Quarter and Year-End 2022 Investor Briefing Vogtle 3&4 – Project Budget 9 ‣ Oglethorpe’s current budget for its interest in Vogtle 3&4 is $8.1 billion, which includes a separate Oglethorpe-level contingency. This budget reflects our June 17, 2022 exercise of the tender option per the Global Amendments to the Joint Ownership Agreements. ‣ Based on the current project budget and schedule and our interpretation of the Global Amendments we would transfer approximately 55 megawatts, out of 660 megawatts, to Georgia Power. Our resulting ownership share would decline from 30% to approximately 27.5%. ‣ This budget is based on commercial operation dates of June 2023 and March 2024 for Unit 3 and Unit 4, respectively. (in millions) Project Budget (Tender) Actual Costs at December 31, 2022 Construction Costs (a) $6,554 $6,147 Freeze Capital Credit (b) ($528) - Financing Costs $2,025 $1,770 Subtotal $8,051 $7,917 Deferred Training Costs 47 46 Total Project Costs before Contingency $8,098 $7,963 Oglethorpe-Level Contingency $2 — Total Contingency $2 — Totals $8,100 $7,963 (a) Construction costs are net of $1.1 billion Oglethorpe received from Toshiba Corporation under a Guarantee Settlement Agreement and $99 million in cost sharing benefits associated with the Global Amendments to the Joint Ownership Agreements. (b) Oglethorpe exercised the tender option to cap our capital costs at the EAC in VCM 19 plus $2.1 billion, the freeze tender threshold. The freeze capital credit reflects our share of budgeted amounts that exceed this threshold.

Fourth Quarter and Year-End 2022 Investor Briefing $14,000.00 $15,000.00 $16,000.00 $17,000.00 $18,000.00 $19,000.00 $20,000.00 $21,000.00 $ m ill io ns Actual Project Spending Forecasted Project Spending VCM 19 Baseline - $17.1 B - Max $44 M in potential savings to OPC - Max $55 M in potential savings to OPC Band 2 - ($800 M) Band 3 - ($800 M) Band 4 - ($500 M) No change to Cost sharing (45.7/30.0/22.7/1.6) (55.7/24.5/18.5/1.3) (65.7/19.0/14.3/1.0) (GPC/OPC/MEAG/Dalton) Crossed into cost sharing in March 2022 Crossed “freeze option” band in Q4 2022. Assumed U3 COD Co-Owner Cost Sharing Agreement – Projected Timing of Triggers 10 Time Now Notes: Amounts shown represent 100% ownership Vogtle 3&4 shareable capital project budget. Exercised Freeze Option

Fourth Quarter and Year-End 2022 Investor Briefing Vogtle 3&4 Budget (Freeze vs. No Freeze) 11 Note – includes benefits from cost sharing ($99 million). (Left Axis) (Left Axis) (Left Axis) (Right Axis) (Right Axis) 0 100 200 300 400 500 600 700 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 19 ,2 00 19 ,3 00 19 ,4 00 19 ,5 00 19 ,6 00 19 ,7 00 19 ,8 00 19 ,9 00 20 ,0 00 20 ,1 00 20 ,2 00 20 ,3 00 20 ,4 00 20 ,5 00 20 ,6 00 20 ,7 00 20 ,8 00 20 ,9 00 21 ,0 00 21 ,1 00 21 ,2 00 21 ,3 00 21 ,4 00 21 ,5 00 21 ,6 00 21 ,7 00 21 ,8 00 21 ,9 00 22 ,0 00 22 ,1 00 22 ,2 00 22 ,3 00 22 ,4 00 22 ,5 00 22 ,6 00 M W $ m ill io ns ($ millions) - Shared Construction Project Costs (100%) Potential Savings Project Cost (No Freeze) Project cost (Freeze) MW (No Freeze) MW (Freeze) U3: September 2023 U4: September 2024 U3: June 2023 U4: March 2024 U3: December 2023 U4: December 2024 U3: September 2022 U4: June 2023 15% of MWs lost (-99.2 MW) Savings: $1,093 million 8.4% of MWs lost (-55.4 MW) Savings: $550 million 13.1% of MWs lost (-86.5 MW) Savings: $928 million Cu rr en t B ud ge t ( $8 .1 0 B; $ 8. 65 B) 11.1% of MWs lost (-73.2 MW) Savings: $766 million U3: March 2023 U4: December 2023 3.5% of MWs lost (-23.1 MW) Savings: $213 million U3: June 2023 U4: June 2024

Fourth Quarter and Year-End 2022 Investor Briefing 2017 2018 2019 2020 2021 2022 2023 (Millions MWh) - 2,000 4,000 6,000 8,000 10,000 12,000 2017 2018 2019 2020 2021 2022 2023 Winter Peak Summer Peak Members’ Historical Load 12 Member Demand Requirements Member Energy Requirements Percent Change (MW) Percent Change in Overall Peak Highest Winter/Overall Peak (2022) = 10,810 MW Highest Summer Peak (2022) = 10,018 MW Summer Peak Projected = 10,070 MW Winter Peak (2023 YTD) = 7,933 MW -6.8% 3.5% -5.2% -4.5% 6.0% 1.6% 7.0% 0.5% -0.8% -0.1% Projected 2023 YTD as of April 3, 2023. -2.0% 1.3% 7.3% 16.4% Winter YTD Summer Projected 2017 2018 2019 2020 2021 2022 2023 Days ≥ 90o 38 65 90 38 21 44 0 Days ≥ 95o 0 2 33 3 0 8 0 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 3 10 3 5 2 4 0

Fourth Quarter and Year-End 2022 Investor Briefing Winter Storm Elliott December 23-25, 2022 • Very cold temperatures – single digits with negative wind chills across Georgia. • Oglethorpe purchased additional natural gas transportation and gas. • Oglethorpe used fuel oil at capable sites. • Oglethorpe entered a purchase of 200 MWs for reliability. 13 • Oglethorpe fleet ran very well. • No load shed. • Early preparation was key. • Key takeaway: all parties (Members, Oglethorpe, GSOC, and GTC) must be in the discussion. Source: https://twitter.com/mikebettes/status/1604926522120237056/photo/1

Fourth Quarter and Year-End 2022 Investor Briefing Oglethorpe Dual Fuel Capabilities 14 ‣ Oglethorpe targeting 15-18% of total winter fleet capacity for dual fuel. ‣ $150 million total investment projected. ‣ Will enhance winter resiliency. ‣ Target in-service December 2025. Resource Projected In- Service Year of Dual Fuel Capability Dual Fuel Addition Dual Fuel Capability (cumulative) Dual Fuel as % of Oglethorpe Projected Capacity (cumulative) Existing (Hartwell, Talbot Units 5&6) Currently In Service - 596 MW 7% Washington (2 units) 2025 ~310 MW 906 MW 10% Talbot (1-4) 2025 484 MW 1,390 MW 16%

Fourth Quarter and Year-End 2022 Investor Briefing 50% 37% 7% 2% 4% 53% 35% 7% 2% 3% Oglethorpe’s Diversified Power Supply Portfolio Notes: Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. Plant Wansley was retired August 2022. Capacity includes Washington County acquired December 2022, which is under a tolling agreement with Georgia Power through May 31, 2024. 2023 Capacity (MW) 8,480 MW 15 2022 Energy (MWh) (January 2022 – December 2022) Member and Non-Member Sales 28 Million MWh Member Sales 27 Million MWh 60% 18% 12% 10%

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	2023 Summer Planning Reserve Capacity (MW)	2022 Average Capacity Factor
Oglethorpe Owned:						
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	94.5
Plant Vogtle Units 1&2	2	Nuclear	30%	Southern Nuclear	689	96.8
Plant Vogtle Unit 3 (Under Construction) [(a)]	1	Nuclear	30%	Southern Nuclear	~330	N/A
Plant Scherer	2	Coal	60%	Georgia Power	1,030	26.5
Plant Wansley [(b)]	-	Coal	30%	Georgia Power	-	15.7
Chattahoochee Energy Facility	1	Gas- CC	100%	Oglethorpe	466	59.4
Thomas A. Smith Energy Facility	2	Gas- CC	100%	Oglethorpe	1,317	69.5
Effingham Energy Facility[(c)]	1	Gas- CC	100%	Oglethorpe	500	55.5
Doyle Generating Plant	5	Gas – CT	100%	Oglethorpe	283	5.5
Hawk Road Energy Facility	3	Gas – CT	100%	Oglethorpe	487	11.9
Hartwell Energy Facility	2	Gas/Oil – CT	100%	Oglethorpe	306	10
Talbot Energy Facility	6	Gas/Oil – CT	100%	Oglethorpe	682	9.8
Washington County[(c)]	2	Gas – CT	100%	Cogentrix Energy	313	N/A
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	16.3
Subtotal	32				7,747	
Member Owned/Oglethorpe Operated:						
Smarr / Sewell Creek	6	Gas - CTs	-	Oglethorpe	733	
Member Contracted/Oglethorpe Scheduled:						
Southeastern Power Administration (SEPA) [(d)]	-	Hydro	-		514	-
Grand Total	38				8,994	

(a) Based on the current project budget and schedule and our interpretation of the Global Amendments Oglethorpe would transfer ~55 MW, out of 660 MW combined total of both Unit 3 and Unit 4 to Georgia Power at the completion of both units. Our resulting ownership share would decline from 30% to approximately 27.5%.

(b) Plant Wansley was retired in August 2022.

(c) Washington County acquired December 2022. Its output is being sold off-system under a tolling agreement with Georgia Power through May 31, 2024.

(d) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. Members' total allocation is 569 MW, of which Oglethorpe schedules 515 MW.

Fourth Quarter and Year-End 2022 Investor Briefing

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Fourth Quarter and Year-End 2022 Investor Briefing Coal Nuclear • Plant Wansley retired Aug. 2022 • Rebuilt coal inventory to 50–60 days Capacity Factors: • Vogtle Units 1 and 2: 96.82% • Plant Hatch: 94.55% 2022 Plant Operations Highlights 17 Oglethorpe-Operated Fleet Natural Gas Hydro • Combustion turbine fleet set a record of more than 2,800 successful starts and achieved summer and annual generation records • Combined cycle fleet set annual generation records and achieved average summer availability of 99.8% • Units 1 and 2 achieved 100% start reliability • Unit 3 had a more than 99% start reliability

Fourth Quarter and Year-End 2022 Investor Briefing Generation Mix by Fuel Type 18 40% 44% 41% 40% 38% 44% 42% 42% 37% 38% 40% 39% 40% 36% 34% 7% 12% 11% 24% 29% 24% 24% 33% 42% 43% 40% 46% 51% 51% 53% 48% 39% 44% 32% 29% 27% 30% 20% 17% 14% 16% 10% 5% 9% 10% 5% 5% 4% 4% 4% 5% 5% 5% 3% 5% 4% 5% 5% 4% 4% 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 10.00 0 5 10 15 20 25 30 35 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Average Gas Price ($/mmBtu)MWh (Millions) M ill io ns Hydro Coal Gas Nuclear Average Gas Price

Fourth Quarter and Year-End 2022 Investor Briefing 0% 25% 50% 75% 100% Hatch Vogtle Scherer Wansley Chatt Smith Effingham Doyle Hawk Road Hartwell Talbot Rocky Mountain 2021 2022 Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 19

Fourth Quarter and Year-End 2022 Investor Briefing Acquisition Washington County Power Units 2 & 3 20 ‣ ~310 MW of Combustion Turbine • acquired two of the four units at the site • will include evaporative coolers in 2024 ‣ Price: $86 million (~$277 / kW) ‣ Seller: Gulf Pacific Power, LLC an investment fund managed by Harbert Management Corporation ‣ Operator: Cogentrix ‣ Commercial Operation Date: 2003 ‣ Acquisition closed December 20, 2022 ‣ Output is being sold under tolling agreement with Georgia Power through May 2024. ‣ Dual Fuel conversion is anticipated in 2025. ‣ Oglethorpe is funding the acquisition on an interim basis with available liquidity including commercial paper and credit facility borrowings. ‣ Oglethorpe will submit an RUS loan request to permanently finance the acquisition, and likely the dual fuel conversion cost.

Fourth Quarter and Year-End 2022 Investor Briefing Member Requirements Supplied by Oglethorpe 21 97% 95% 85% 92% 92% 67% 63% 61% 62% 55% 56% 52% 57% 51% 52% 48% 64% 63% 57% 58% 57% 62% 61% 61% 63% 64% 67% 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 20 25 20 26 G W h Actual Oglethorpe Supplied Supplied by Smarr, Sewell, and SEPA Supplied by Green Power EMC Actual Total Member Load Projected Oglethorpe Supplied Projected Total Member Load Oglethorpe will supply about two-thirds of the Members’ aggregate energy requirements when Vogtle 3&4 come online. 2025: First full year of Vogtle 3&4 generation 2026: Effingham and Washington units resource fully utilized for Member load

Fourth Quarter and Year-End 2022 Investor Briefing Rate Structure Assures Recovery of All Costs + Margin • Formulary Rate under Wholesale Power Contract • Minimum MFI ratio requirement of 1.10x under First Mortgage Indenture Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G • Billed on levelized annual budget • Trued up to actuals at year end • Oglethorpe budgets conservatively Key Points: • Cost inputs not subject to any regulatory approvals. • Formula changes subject to RUS & DOE approval, but are infrequent. • Prior period adjustment mechanism covers any year-end shortfall below the required 1.10 MFI ratio (board approval not required; to date, has never needed to be used). Margin Coverage 22 Budget 1.12 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 1.14 $26.4 $33.7 $37.7 $39.3 $41.5 $46.6 $48.3 $50.3 $51.3 $51.2 $52.6 $54.1 $56.0 $59.1 $66.0 $0.0 $20.0 $40.0 $60.0 1.05 1.10 1.15 1.20 1.25 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Ne t M ar gi n (M M ) M FI C ov er ag e

Fourth Quarter and Year-End 2022 Investor Briefing Income Statement Excerpts 23 (a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2023 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe’s Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10. Year Ended December 31, 12/31/2022- 12/31/2021 Year Ended December 31, ($ in thousands) 2022 % Change 2021 2020 2019 Statement of Revenues and Expenses: Operating Revenues: Sales to Members - Capacity $984,036 3.9% $946,662 $971,071 $942,057 Sales to Members - Energy 990,647 62.3% 610,447 405,939 487,795 Total Sales to Members $1,974,683 26.8% $1,557,109 $1,377,010 $1,429,852 Sales to non-Members 155,454 225.5% 47,754 608 440 Operating Expenses: 1,936,086 37.3% 1,410,482 1,159,909 1,213,083 Other Income 72,244 1.4% 71,254 50,695 64,189 Net Interest Charges 204,591 -1.6% 207,854 212,509 226,937 Net Margin $61,704 6.8% $57,781 $55,895 $54,461 Margins for Interest Ratio(a) 1.14 1.14 1.14 1.14 Sales to Members Energy Cost (cents/kWh) 3.86 56.6% 2.47 1.83 2.10 Average Power Cost (cents/kWh) 7.70 22.3% 6.30 6.21 6.16 Sales to Members (MWh) 25,634,984 3.7% 24,727,585 22,187,311 23,225,861

Fourth Quarter and Year-End 2022 Investor Briefing Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 24 December 31, ($ in thousands) 2022 2021 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,385,770 $4,602,668 CWIP 7,716,035 6,779,392 Nuclear Fuel 388,303 375,267 Total Electric Plant $12,490,108 $11,757,327 Total Investments and Funds 1,321,693 1,552,808 Total Current Assets 1,330,889 1,308,050 Total Deferred Charges 1,346,680 1,088,841 Total Assets $16,489,370 $15,707,026 Capitalization: Patronage Capital and Membership Fees $1,192,127 $1,130,423 Long-term Debt and Finance Leases 11,565,450 10,590,784 Other 30,201 27,701 Total Capitalization $12,787,778 $11,748,908 Total Current Liabilities 1,495,293 1,718,008 Total Deferred Credits and Other Liabilities 2,206,299 2,240,110 Total Equity and Liabilities $16,489,370 $15,707,026 Total Capitalization $12,787,778 $11,748,908 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt 114,142 111,908 Plus: Long-term Debt and Finance Leases due within one year 322,102 281,238 Total Long-Term Debt and Equities $13,224,022 $12,142,054 Equity Ratio(a) 9.0% 9.3%

Fourth Quarter and Year-End 2022 Investor Briefing Vogtle 3&4 - Financing Plan 25 ‣ To date, approximately $7.5 billion in long-term debt has been issued to finance Vogtle 3&4. ‣ $493 million of the remaining costs will be financed with First Mortgage Bonds in the capital markets. (a) These amounts are based on the project budget of $8.1 billion. Issuance amount would be increased for expenditures in excess of the $8.1 billion projected cost, if any. In addition, approximately $486 million of bonds not shown here may be issued to refinance early maturities of DOE debt. Therefore, taxable financings for Vogtle through 2024 are estimated to be ~$980 million. (b) Oglethorpe has a rate management program that is voluntary for Members. This program allows it to expense and recover interest costs on a current basis that would otherwise be deferred or capitalized and financed through the issuance of long-term debt. Weighted average interest rate on Vogtle 3&4 financing is ~3.7%. Capital Markets to Date, $2.84 Billion DOE Issuance (Completed), $4.63 Billion Future Capital Markets, $493 mm Expensed IDC, $137 mm - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 M illi on s

Oglethorpe's Bank Credit Facilities


$ Millions
$2,000
$1,500
$1,000
$500
$0
Time Now
$363mm JPMorgan Bilateral
$350mm JPMorgan Bilateral
$140mm CFC Incremental Secured Bilateral (a) (b)
$110mm CFC Unsecured Bilateral (b)
Optional Term-Out of $250mm Secured Bilateral with 2043 Maturity
$1.21B Syndicated Revolver / CP Backup
NRUCFC $ 235
CoBank $ 150
MUFG $ 125
Bank of America $ 100
Mizuho Bank $ 100
Regions Bank $ 100
Royal Bank of Canada $ 100
Truist Bank $ 100
Fifth Third Bank $ 50
Goldman Sachs Bank $ 50
J.P. Morgan $ 50
U.S. Bank $ 50
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
2043

(a) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore we show only $140 million of the secured term loan as being available.
(b) Oglethorpe will assess liquidity needs and will consider renewing the CFC credit facilities when they expire in December, 2023.

Fourth Quarter and Year-End 2022 Investor Briefing
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Fourth Quarter and Year-End 2022 Investor Briefing $1,810 $830 $980 $474 $1,453 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ M ill io ns Oglethorpe’s Available Liquidity as of March 29, 2023 Borrowings Detail $3 million – Outstanding Letters of Credit for Operational Needs $31 million – CP for Vogtle Hedging $410 million – CP for Vogtle DOE Loan Payments $90 million – CP for Washington County Power Interim Financing $297 million – CP for Vogtle Interim Financing Represents 357 days of liquidity on hand (excluding Cushion of Credit) (a) In addition, as of March 29, Oglethorpe had $11 million on deposit in the RUS Cushion of Credit Account, which was fully spent on March 31, 2023 to pay RUS debt service. The RUS Cushion of Credit Account was designated as restricted investments and could only be used to pay debt service on RUS guaranteed loans. (a) 27

Fourth Quarter and Year-End 2022 Investor Briefing Total Secured Debt as of December 31, 2022 28 $11.9 billion total at weighted average interest rate of 3.78%. 33% 24% 36% 7% DOE: $4.3 billion RUS: $2.8 billion Taxable Bonds: $4.1 billion Tax- Exempt: $704 million CoBank: $2.0 million 35% 23% 36% 6%

Fourth Quarter and Year-End 2022 Investor Briefing Total amount outstanding under all RUS Guaranteed Loans is $2.7 billion, with an average interest rate of 3.396% RUS Guaranteed Loans(a) (a) RUS-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. 29 RUS Loan Summary as of February 28, 2023 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans General & Environmental Improvements $630,342,000 $381,027,534 $249,314,466 Effingham Acquisition $234,681,000 $234,681,000 $0 $865,023,000 $615,708,534 $249,314,466

Fourth Quarter and Year-End 2022 Investor Briefing ‣ Oglethorpe has loan agreements with DOE for $4.68 billion of eligible project costs. ‣ In June 2022, we received a $168 million advance and in December 2022, we received the final $358 million advance. We have fully drawn these loans. DOE Loan Summary as of February 28, 2023 DOE Guaranteed Loans(a) Average interest rate on the outstanding balance under these loans is 2.936%. (a) DOE-guaranteed loans were funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) Includes accrued capitalized interest being financed with the 2014 DOE-guaranteed loan, which was available to be advanced through November 20, 2019. Approximately $44 million of this loan was not advanced due to timing and lower than expected interest rates. (c) We began principal repayments of our DOE-guaranteed loans in February 2020, in accordance with the promissory notes. We expect to repay a total of approximately $486 million in principal by March 2024 and plan to refinance this with taxable bonds. To date, we have repaid $363.1 million under these loans. 30 Purpose/Use of Proceeds Approved Advanced Outstanding(c) Remaining Availability Vogtle Units 3 & 4 2014 Loan (b) $3,057,069,461 $3,013,348,382 $2,777,056,004 $0 2019 Loan 1,619,679,706 1,619,679,706 1,492,858,785 0 $4,676,749,167 $4,633,028,088 $4,269,914,789 $0

Fourth Quarter and Year-End 2022 Investor Briefing Recent and Upcoming Financial Activity Completed in 2022 April $500 million first mortgage bond issuance for Vogtle 3&4 June $168 million DOE advance for Vogtle 3&4 September Remarketing of $92 million of Burke Series 2017 A&B Pollution Control Bonds and early retirement of $31 million of Monroe and Heard Series 2017A Pollution Control Bonds November $235 million RUS advance for long-term financing of Effingham acquisition December $358 million DOE advance for Vogtle 3&4 Completed in Q1 2023 February Remarketing of $100 million Burke Series 2017F Pollution Control Bonds Upcoming in 2023 Q4 ~$500 million first mortgage bond issuance for Vogtle 3&4 Renewal of CFC credit facilities 31

Fourth Quarter and Year-End 2022 Investor Briefing 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 Budget Actual 6.45 7.61 6.55 7.70 ¢/ kW h $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 $11 $12 $13 YE 2021 YE 2022 $4.60 $4.39 $0.38 $0.39 $6.78 $7.72 (B illi on s) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $15,707 $16,489 Vogtle 3&4 Interest Rate Hedging - CP, $31 DOE - Vogtle 3&4 P&I - CP, $408 Washington Acquisition CP, $88 Vogtle 3 & 4 Interim Financing - CP, $244 Net Margin Liquidity Wholesale Power CostInterim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 4.97% ($ in millions) Secured LT Debt (12.31.22): $11.9 billion Weighted Average Cost: 3.78% 2022 February 28, 2023 2022 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Expensing of IDC Rate Management Program. 2022 Secured Long Term Debt 32 1.14 MFI ratio $- $20 $40 $60 $80 $100 Ja n Fe b M ar Ap r M ay Ju n Ju l Au g Se p Oc t No v De c M illi on s Actual Budget $(300) $(100) $100 $300 $500 DOE Tax-Ex RUS Taxable $526 $317 $500 $126 - $31 $160 ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment $ 1,210 $1,810 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 A pr '2 2 M ay Ju n Ju l A ug S ep O ct N ov D ec Ja n '2 3 Fe b M ar B or ro w in gs ( M il) Cash Borrowings CP Availability Total Available Lines of Credit Ca sh B al an ce s (M il)

Fourth Quarter and Year-End 2022 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Report along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) • For additional information please contact: Additional Information 33 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Corporate Communications Manager blair.romero@opc.com 770-270-7290